Exhibit 10.8

CHANGES IN TERMS AGREEMENT

Borrower:	American Power Group, Inc.
2503 E. Poplar Street
PO Box 187
Algona, IA 50511

Lender:	Lyle Jensen

DESCRIPTION OF EXISTING INDEBTEDNESS

Promissory Note dated October 12, 2011, in the original amount of $150,000.00.

DESCRIPTION OF CHANGE IN TERMS

Lender hereby extends maturity date from October 12, 2011, to March 15, 2012.

All other terms to remain the same.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEEMNT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

Undersigned:	Holder:

American Power Group, Inc.	Lyle Jensen

By: /s/ Mike Schiltz	By: /s/ Lyle Jensen